SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Adagio Medical Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

26051 Merit Circle, Suite 102
Laguna Hills, CA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 15, 2025
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Adagio Medical Holdings, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, December 15, 2025 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/ADGM2025. The meeting will be held for the following purposes:
1.
To elect the Board of Directors’ Class I nominees, Todd Usen and James L. Cox, M.D., to the Board of Directors to hold office until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2.	To ratify the appointment by the Audit Committee of the Board of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying these proxy materials.
The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on October 31, 2025 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/ADGM2025 and entering the Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 9:45 a.m. Pacific Time, on December 15, 2025.
Only stockholders of record at the close of business on October 31, 2025 and their proxy holders may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held
on December 15, 2025 at 10:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ADGM2025.

The proxy statement and annual report to stockholders are available at investors.adagiomedical.com and
www.proxyvote.com.

By Order of the Board of Directors.

/s/ Deborah Kaster
Deborah Kaster Chief Financial Officer and Chief Business Officer Laguna Hills, CA November 4, 2025

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

i

ADAGIO MEDICAL HOLDINGS, INC.
26051 Merit Circle, Suite 102
Laguna Hills, CA
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What is Adagio Medical Holdings, Inc?
On July 31, 2024 (the “Closing Date”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Aja Holdco, Inc., a Delaware corporation and wholly owned subsidiary of ARYA (“ListCo”), Aja Merger Sub 1, a Cayman Islands exempted company and wholly owned subsidiary of ListCo (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of ListCo (“Company Merger Sub”), and Adagio Medical, Inc., a Delaware corporation (“Legacy Adagio”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated February 13, 2024, by and among the foregoing parties, as amended by the Consent and Amendment No. 1 to Business Combination Agreement, dated as of June 25, 2024 (as so amended, the “Business Combination Agreement”), by and between ARYA and Legacy Adagio. In connection with the closing of the Business Combination (the “Closing”), among other things, (i) ARYA Merger Sub merged with and into ARYA (the “ARYA Merger”) and Company Merger Sub merged with and into Legacy Adagio (together with the ARYA Merger, the “Mergers”), with ARYA and Legacy Adagio surviving the Mergers and, after giving effect to such Mergers, each of ARYA and Legacy Adagio became a wholly owned subsidiary of ListCo, and (ii) ListCo changed its name to “Adagio Medical Holdings, Inc.”
Unless the context indicates otherwise, references in this proxy statement to the “Company,” “Adagio,” “we,” “us,” “our” and similar terms refer to Adagio Medical Holdings, Inc.
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of Adagio Medical Holdings, Inc. is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the phone or through the internet.
We intend to first mail these proxy materials on or about November 4, 2025 to all stockholders of record entitled to vote at the annual meeting.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/ADGM2025. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.
You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on October 31, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/ADGM2025 and enter the Control Number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/ADGM2025 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
For the Annual Meeting, how do we ask questions of management and the Board?
We plan to spend up to 15 minutes answering appropriate stockholder questions at the conclusion of the Annual Meeting and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not pertinent to the Company and in compliance with the rules of conduct for the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ADGM2025.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on October 31, 2025 will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on October 31, 2025 your shares were registered directly in your name with the Adagio’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone, vote by proxy through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on October 31, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual

Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are two matters scheduled for a vote:
•
To elect the Board’s two nominees for director named as nominees in this Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal. (Proposal 1); and

•
To ratify the appointment by the Audit Committee of the Board of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. (Proposal 2).

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your proxy card)	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/ADGM2025 (you will need the control number printed on your proxy registration confirmation email)

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 8:59 p.m. Pacific Time on December 14, 2025.
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all Class I nominees for director and “For” the ratification of the appointment by the Audit Committee of the Board (the “Audit Committee”) of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Adagio. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Each share of common stock you owned as of October 31, 2025 is entitled to one vote.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all Class I nominees for director and “For” the ratification of the appointment by the Audit Committee of the Board of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
Adagio will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to Adagio’s Corporate Secretary at 26051 Merit Circle, Suite 102 Laguna Hills, CA. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What vote is required for adoption or approval of each proposal and how will votes be counted?
For Proposal 1, the election of directors, the two nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal 2, ratification of the selection of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2025, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On October 31, 2025, there were 21,179,637 shares of common stock, outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.
Will a list of record stockholders as of the record date be available?
For the ten days ending the day prior to the annual meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning December 5, 2025, and until the meeting, stockholders should email ir@adagiomedical.com.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1: ELECTION OF DIRECTORS
Under our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at this Annual Meeting, each Class II director has a term that expires at the Company’s 2026 annual meeting of stockholders and each Class III director has a term that expires at the Company’s 2027 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are currently six members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has considered and nominated the two incumbent directors listed below.
We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
Nominees for Election to the Board of Directors
Our Board of Directors
The biographies of each of our nominees for election to the Board as Class I directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
None of the Company’s incumbent directors have previously been elected by our stockholders. Our Board, upon the closing of the Business Combination, approved the appointment of each of our directors other than Todd Usen. Mr. Usen was appointed by our Board upon his appointment as our Chief Executive Officer on December 12, 2024, to fill the vacancy on the Board resulting from our former Chief Executive Officer’s resignation from the Board. With respect to Dr. Cox, the Board, upon the recommendation of the Legacy Adagio management, approved the appointment of Dr. Cox in connection with the Closing of the Business Combination and in recognition of Dr. Cox’s role as co-founder of Legacy Adagio, his distinguished career as a world-renowned cardiac surgeon and scientific investigator, his recognition as a thought leader and innovator both as a surgeon and medical device entrepreneur, his extensive experience in the medical device industry and his widespread relationships in all segments of the healthcare community.
Class I Director Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting
Todd Usen, 58, has served as the Chief Executive Officer and a member of our Board since December 2024. Prior to joining Adagio, Mr. Usen served as President and Chief Executive Officer of Minerva Surgical from December 2022 to July 2024. Prior to Minerva Surgical, from December 2018 to December 2022, Mr. Usen was the Chief Executive Officer of Activ Surgical. From 2015 to 2019, Mr. Usen was President, Medical Systems Group, for Olympus Corporation of the Americas. Prior to that, Mr. Usen served in executive positions including President, United States Orthopedics, Senior Vice President & General Manager, Joint Reconstruction, and Senior Vice President Sports Medicine at Smith and Nephew from 2007 to 2015, and Vice President Sales and Director of Sales at Boston Scientific Corporation from 1995 to 2007. Mr. Usen is currently the Executive Chairman of Rob Surgical, the Chairman of NeoPredix, an independent board director at Alesi Surgical and the Executive Chairman of MassMEDIC. He serves as an advisor for The Cleveland Clinic Innovations and Ventures team, as well Avertto Medical. Mr. Usen holds a Bachelor of Science in Marketing from the Isenberg School at the University of

Massachusetts and a Master of Business Administration from Pepperdine University. We believe Mr. Usen is qualified to serve as a director due to the perspective and experience he brings as our Chief Executive Officer, and his experience in leadership positions in the biotechnology and life science industry.
James L. Cox, M.D., 82, has served as a member of our Board since August 2024. Dr. Cox is a founder of Adagio and served as a director of Legacy Adagio from January 2011 to July 2024 and as a consultant to Legacy Adagio from September 2012 to June 2024. Dr. Cox has served as the Surgical Director of the Center for Heart Rhythm Disorders at the Bluhm Cardiovascular Institute and the Visiting Professor of Surgery at the Feinberg School of Medicine at Northwestern University since January 2017, and as a full- time Professor of Surgery at the Feinberg School of Medicine at Northwestern University since September 2018. From 1983 to 1997, Dr. Cox served as Professor of Surgery and Chief of the Division of Cardiothoracic Surgery at Washington University School of Medicine and Cardiothoracic Surgeon-in-Chief at Barnes Hospital in St. Louis. From 2006 to December 2016, Dr. Cox was the Emeritus Evarts A. Graham Professor of Surgery at Washington University in St. Louis. Dr. Cox was also previously Professor and Chairman of the Department of Thoracic and Cardiovascular Surgery at Georgetown University Medical Center and Associate Professor of Surgery at Duke University Medical Center. In addition to the Company, Dr. Cox currently serves on the boards of directors of PAVmed, Inc. (Nasdaq: PAVM) since January 2015, and Lucid Diagnostics, Inc. (Nasdaq: LUCD) since May 2018. Dr. Cox is also the Founder and served as Chairman of the board of directors of the World Heart Foundation from 2000 to 2012. Dr. Cox received his general and cardiothoracic surgical training at Duke University School of Medicine, during which time he spent two years in the U.S. Army Medical Corps. Dr. Cox received his M.D. from the University of Tennessee. We believe Dr. Cox is qualified to serve as a director due to his distinguished career as a world-renowned cardiac surgeon and scientific investigator, his recognition as a thought leader and innovator both as a surgeon and medical device entrepreneur, his extensive experience in the medical device industry and his widespread relationships in all segments of the healthcare community.
Class II Directors Continuing in Office Until our 2026 Annual Meeting
Orly Mishan, 52, has served as a member of our Board since August 2024 and Chairperson of the Board since December 2024. Ms. Mishan joined Perceptive Advisors in March 2022 as Managing Director, Perceptive Discovery. Ms. Mishan has 30 years of device and biopharma industry experience in large and small companies as well as investment firms. She was a senior advisor of Cerevel Therapeutics between April and June 2021 and served as its Chief Business Officer between July 2019 and March 2021. Previously, from January 2017 to July 2019, Ms. Mishan served as a principal at Bain Capital Life Sciences (BCLS). As part of the founding team of BCLS, Ms. Mishan led their investment in Kestra Medical in 2017 and served on its board of directors through February 2025. Prior to joining Bain Capital Life Sciences, Ms. Mishan held roles of increasing responsibility at Biogen Inc. from December 2015 to January 2017, most recently as the Vice President of Corporate Strategy. From June 2004 to September 2014, Ms. Mishan held various leadership positions at Boston Scientific, most recently as Director, Healthcare Solutions. Ms. Mishan began her career as a business analyst at McKinsey & Company and transitioned to a role in the healthcare industry at Pfizer Pharmaceuticals. Ms. Mishan received her B.A. in economics and political science from Columbia College, Columbia University. We believe Ms. Mishan is qualified to serve as a director due to her broad operational and transactional experience.
Class III Directors Continuing in Office Until our 2027 Annual Meeting
Sandra Gardiner, 60, has served as a member of our Board since August 2024. Ms. Gardiner has been a partner at FLG Partners since March 2025. Ms. Gardiner previously served as the Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer of Pulse Biosciences, Inc. (Nasdaq: PLSE) between November 2019 and November 2022, and a director of Lucira Health, Inc. (Nasdaq: LHDX) between August 2020 and February 2023. From December 2017 to November 2019, Ms. Gardiner was the Executive Vice President and Chief Financial Officer of Cutera, Inc. (Nasdaq: CUTR). Prior to that, she held Chief Financial Officer roles in both domestic and global companies. Through FLG Partners, Ms. Gardiner serves in an executive capacity to various companies. Ms. Gardiner holds a B.A. in Management Economics from the University of California, Davis. We believe that Sandra Gardiner qualifies to serve as a director due to her broad operational experience in the life sciences sector.
Keyvan Mirsaeedi-Farahani, M.D., 38, has served as a member of our Board since August 2024. Dr. Mirsaeedi-Farahani joined Perceptive Advisors in 2016 and is a Managing Director on the investment team. Dr. Mirsaeedi-Farahani’s focus is on early and late stage therapeutics, and early stage medical devices. Prior to joining Perceptive Advisors, Dr. Mirsaeedi-Farahani was a Business Analyst at McKinsey & Company from 2009 to

2011. Dr. Mirsaeedi-Farahani earned an MD from the Perelman School of Medicine at the University of Pennsylvania, an MBA from the Harvard Business School, and dual BS/BBA degrees from the University of Michigan. We believe Dr. Mirsaeedi-Farahani is qualified to serve as a director due to his broad operational and transactional experience.
Timothy Moran, 53, has served as a member of our Board since August 2024. Mr. Moran is currently the Chief Business Officer of Kestra Medical Technologies (Nasdaq:KMTS), a position he has held since November 2025. Previously, Mr. Moran served as the President and Chief Executive Officer of Avertix Medical from May 2023 until October 2025. Mr. Moran was Chief Executive Officer and director of Motus GI Holdings Inc. (Nasdaq: MOTS) between in October 2018 and May 2023, and was the Chairman of the board of directors from May 2023 through August 2024. From October 2015 to September 2018, Mr. Moran served as President of the Americas, ConvaTec Group Plc (LON: CTEC) (“ConvaTec”). Prior to his employment at ConvaTec, Mr. Moran held roles in sales, marketing and general management over the course of eighteen years at Covidien plc (“Covidien”). While at Covidien, until September 2015, Mr. Moran served simultaneously as Vice President and General Manager of both the SharpSafety and Monitoring & Operating Room divisions. Following the 2015 acquisition of Covidien by Medtronic plc (NYSE: MDT), Mr. Moran was named the Global Vice President and General Manager of the Patient Care and Safety Division. Mr. Moran earned a B.A. in Organizational Communication at The State University of New York at Geneseo. We believe Mr. Moran is qualified to serve as a director due to his broad commercial experience and leadership in the medical technology sector.
The Board of Directors and Certain Governance Matters
Director Nomination Process and Qualifications
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.
In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.
Nominations by Stockholders
Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary of the Company c/o Adagio Medical Holdings, Inc., 26051 Merit Circle, Suite 102 Laguna Hills, CA, such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2026 Annual Meeting of Stockholders”.
Board Diversity
While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. Our

Nominating and Corporate Governance Committee is committed to actively seeking out and will instruct any search firm it engages to identify, individuals who will contribute to the overall diversity of the Board to be included in the pool of candidates from which nominees to the Board are selected. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom.
As of our record date, 25% of our directors were women or racially or ethnically diverse individuals. We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.
Director Independence and Independence Determinations
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Members of the Audit Committee and Compensation Committee of the Board are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.
Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of James L. Cox, Orly Mishan, Keyvan Mirsaeedi-Farahani, Timothy Moran and Sandra Gardiner are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general, and Shahram Moaddeb who left the Board during 2024, was “independent” during the period he served on the Board during 2024. In addition, our Board has affirmatively determined that each of Ms. Gardiner and Mr. Moran are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that each of Ms. Mishan and Mr. Moran are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. Mr. Usen is not currently an independent director by virtue of his employment with us as our Chief Executive Officer and Olav Bergheim, who left the Board in 2024, was not an independent director during the period he served on the Board during 2024 by virtue of his employment with us as our prior Chief Executive Officer.
In assessing directors’ independence, our Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director.
Board Leadership Structure
Our Board maintains the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.
At this time, our Board is led by Orly Mishan, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and its stockholders for Ms. Mishan to continue to serve as Chair of the Board. Ms. Mishan possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Ms. Mishan’s responsibility is to ensure that our Board functions properly and to work with our Chief Executive Officer to set the Board’s agenda. Accordingly, s/he has substantial ability to shape the work of the Board. We expect him/her to facilitate communications among our directors and between the Board and senior management. While Ms. Mishan provides independent leadership, s/he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Board’s Role in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational risks. One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the implementation of guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function, if and when we implement any such function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance processes, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.
Meetings of the Board of Directors
The Board of Directors met five times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.
Information Regarding Committees of the Board of Directors
Our Board has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at https://investors.adagiomedical.com/corporate-governance/documents-charters.
The following table provides membership and meeting information for fiscal 2024 for each of the committees of our Board:

Name	Audit	Compensation	Nominating and Corporate Governance
Todd Usen
Orly Mishan		X	X
James L. Cox			X
Sandra Gardiner	X*
Keyvan Mirsaeedi-Farahani			X*
Timothy Moran	X	X*
Total meetings in fiscal year 2024	2	2	—

*	Committee Chairperson

Our Board has determined that each committee member and nominee meets the applicable Nasdaq rules and regulations regarding “independence” and each committee member and nominee is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Investor” section of our website located at investors.adagiomedical.com.
Audit Committee
We established an audit committee of the Board. Ms. Gardiner and Mr. Moran serve as members of our Audit Committee. The Board has determined that each of Ms. Gardiner and Mr. Moran is independent. Ms. Gardiner serves as the Chairperson of the Audit Committee. Each member of the Audit Committee meets the financial literacy requirements of Nasdaq and the Board has determined that Ms. Gardiner qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. Shahram Moaddeb resigned from the Board and Audit Committee, effective January 1, 2025. While the Company is evaluating potential options, the Company is non-compliant with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605.
The Audit Committee is responsible for, among other things:
•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;
•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent registered public accounting firm;
•	evaluating the independence and qualifications of our independent registered public accounting firm;
•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;
•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;
•	overseeing the design, implementation and performance of our internal audit function, if any;
•	setting hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and overseeing compliance with such policies;
•	reviewing, approving and monitoring related party transactions;
•	reviewing and monitoring compliance with our Code of Business Conduct and Ethics and considering questions of actual or possible conflicts of interest of our directors and officers;
•
adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and
•	reviewing and discussing with management and our independent registered public accounting firm our guidelines and policies to identify, monitor and address enterprise risks.
The Audit Committee operates under a written charter, which became effective upon the consummation of the Business Combination and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.
Compensation Committee
We established a compensation committee of the Board. The members of our Compensation Committee are Ms. Mishan and Mr. Moran. Mr. Moran serves as chairperson of the Compensation Committee. The Board has determined that each of Ms. Mishan and Mr. Moran is independent.

The Compensation Committee is responsible for, among other things:
•	reviewing and approving or recommend to the Board for approval the compensation for our executive officers, including our chief executive officer;
•	reviewing, approving and administering our employee benefit and equity incentive plans;
•	advising the Board on stockholder proposals related to executive compensation matters;
•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;
•	overseeing the management of risks relating to executive compensation plans and arrangements;
•	monitoring compliance with any stock ownership guidelines;
•	approving the creation or revision of any clawback policy;
•	reviewing and approving or recommending to the Board for approval non-employee director compensation; and
•	reviewing executive compensation disclosure in our SEC filings and preparing the compensation committee report required to be included in our annual proxy statement.
The Compensation Committee operates under a written charter, which became effective upon the consummation of the Business Combination and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.
Compensation Committee Processes and Procedures
The Compensation Committee generally meets at least two times annually and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the advisor’s independence, the Compensation Committee engaged Willis Towers Watson US LLC (“Willis Towers Watson”) as compensation consultants.
As part of its engagement, Willis Towers Watson were asked to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Willis Towers Watson ultimately developed recommendations that were presented to the Compensation Committee for its consideration.
The Compensation Committee will make most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
We established a nominating and corporate governance committee of the Board. The members of our Nominating and Corporate Governance Committee are Mr. Mirsaeedi-Farahani, Ms. Mishan and Mr. Cox. Mr. Mirsaeedi-Farahani serves as chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each of Mr. Mirsaeedi-Farahani, Ms. Mishan and Mr. Cox is independent.
The Nominating and Corporate Governance Committee is responsible for, among other things:
•	reviewing, assessing and making recommendations to the Board regarding desired qualifications, expertise and characteristics sought of board members;
•	identifying, evaluating, selecting or making recommendations to the Board regarding nominees for election to the Board;
•	developing policies and procedures for considering stockholder nominees for election to the Board;
•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;
•	reviewing and making recommendations to the Board regarding the composition, organization and governance the Board and its committees;
•	reviewing and making recommendations to the Board regarding our corporate governance processes and corporate governance framework;
•	overseeing director orientation for new directors and continuing education for our directors;
•	overseeing our Environmental, Social and Governance (“ESG”) programs and related disclosures and communications;
•	overseeing the evaluation of the performance of the Board and its committees; and
•	administering policies and procedures for communications with the non-management members of the Board.
The Nominating and Corporate Governance Committee operates under a written charter, which became effective upon the consummation of the Business Combination and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.
Executive Sessions
Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.
Communications with the Board
Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit,

Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors, by sending a written communication to the attention of the Company’s Corporate Secretary by mail at 26051 Merit Circle, Suite 102 Laguna Hills, CA.
Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.
Code of Ethics and Business Conduct
The Board adopted a Code of Ethics and Business Conduct (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://us.adagiomedical.com/corporate. Information contained on or accessible through Adagio’s website is not a part of this Amendment, and the inclusion of our website address in this Amendment is an inactive textual reference only. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, as well as their immediate family members and entities controlled by them, and that is designed to promote compliance with insider trading laws, rules and regulations. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10 K for our fiscal year ended December 31, 2024, originally filed with the SEC on March 27, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, or other inherently speculative transactions involving our equity securities.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has appointed WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting and recommended that stockholders ratify such selection. WithumSmith+Brown, PC has audited our financial statements, including those of Legacy Adagio prior to the Business Combination, since 2023. Representatives of WithumSmith+Brown, PC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company (including Legacy Adagio) for the fiscal years ended December 31, 2024, and 2023, by WithumSmith+Brown, PC, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2024	2023
	(in thousands)
Audit Fees	$647,050	$303,200
All Other Fees	676,500	—
Total Fees	$1,323,550	$303,200

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.
All Other Fees represent fees for reporting matters associated with the Company’s initial public offering and assistance with the registration statement, including issuing comfort letters and consents in connection with SEC filings other than the annual audit.
There were no other fees for the years ended December 31, 2024 and 2023.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, WithumSmith+Brown, PC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by WithumSmith+Brown, PC is compatible with maintaining the principal accountant’s independence.

Audit Committee Report
The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.
The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
THE AUDIT COMMITTEE
Sandra Gardiner, (Chair)
Timothy Moran

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of November 3, 2025.

Name	Age	Position(s)
Todd Usen	58	Chief Executive Officer and Director
Deborah Kaster	55	Chief Financial Officer and Chief Business Officer

Todd Usen. Biographical information for Todd Usen is included above with the director biographies under the caption “Nominees”.
Deborah Kaster has served as our Chief Financial Officer since September 2025, and has served as our Chief Business Officer since April 2025. Prior to joining the Company, Ms. Kaster served as the Vice President of Investor Relations at Shockwave Medical, Inc., a then publicly traded medical device company, from July 2020 to June 2024. In this role, she led the company’s investor relations program and was instrumental in corporate strategy, financial forecasting, and communications with investors and analysts. From January 2015 to July 2020, Ms. Kaster was a Managing Director at the Gilmartin Group LLC. Earlier in her career, Ms. Kaster ran business development at Kyphon, Inc., a then publicly traded medical device company, and she held various roles of increasing responsibility as an investment banker in the medical device practice at U.S. Bancorp Piper Jaffray. Ms. Kaster holds a B.A. degree in Economics from Cornell University and a M.B.A. in Finance and Strategy from the Wharton School at the University of Pennsylvania.
Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
This section provides an overview of our executive compensation programs as they relate to the executive officers named below (the “named executive officers,” or “NEOs”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Upon the Closing, the executive officers of Legacy Adagio became executive officers of Adagio.
For the year ended December 31, 2024, our named executive officers were:
•	Todd Usen, our Chief Executive Officer and Class I director;
•	Olav Bergheim, our former President and Chief Executive Officer;
•	Hakon Bergheim, our former Chief Operating Officer; and
•	John Dahldorf, our former Chief Financial Officer.
On December 13, 2024, Olav Bergheim, our former President and Chief Executive Officer and former Chairman of the Board, resigned from his positions with the Company and was engaged as an advisor to the Company. On December 12, 2024, we appointed Todd Usen to serve as Chief Executive Officer, effective December 13, 2024. Mr. Usen was not a named executive officer for fiscal year 2023. On February 28, 2025, we announced the departure of Hakon Bergheim, our former Chief Operating Officer, effective immediately. On March 11, 2025, John Dahldorf, our former Chief Financial Officer, announced his decision to resign such position, which resignation was effective March 21, 2025. On April 17, 2025, we appointed Daniel George to serve as Interim Chief Financial Officer.
On September 5, 2025, we appointed Deborah Kaster, the Company’s then current Chief Business Officer, to also serve as Chief Financial Officer, and designated Ms. Kaster as its principal financial officer and principal accounting officer, each effective September 5, 2025 (the “Kaster Effective Date”). In connection with Ms. Kaster’s appointment, the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, Daniel George, stepped down from serving in such capacities on the Kaster Effective Date
Summary Compensation Table for the Fiscal Years Ended December 31, 2024, and 2023
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for the fiscal years ended December 31, 2024, and 2023.

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Todd Usen Chief Executive Officer	2024	22,917(2)	—	—(3)	—	—	22,917
	2023	—	—	—	—	—	—
Olav Bergheim. Former President and Chief Executive Officer	2024	—	—	—(4)	—	—	—
	2023	—	88,736	—	—	—	88,736
Hakon Bergheim Former Chief Operating Officer	2024	323,621	48,543(5)	—	—	—	372,164
	2023	318,486	69,347	—	—	—	387,833
John Dahldorf Former Chief Financial Officer	2024	425,000	67,575(5)	—	—	—	492,575
	2023	283,333	106,250	309,700	—	—	699,283

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2023, computed in accordance with FASB ASC 718. As further discussed below, these stock options were later terminated and cancelled for no consideration in connection with the consummation of the Business Combination.

(2)	Mr. Usen joined the Company on December 13, 2024. The amount shown reflects compensation earned solely during his period of employment in 2024.

(3)
Pursuant to his December 2024 employment offer letter (which is further described below under “—Agreements with NEOs”) on February 11, 2025, Mr. Usen was granted an option with a grant date fair value of $729,916.

(4)
Pursuant to the terms of his post-employment consulting arrangement with the Company (which is further described under “—Agreements with NEOs”) on January 13, 2025, Mr. Bergheim was granted an option with a grant date fair value of $109,097.

(5)	Represents bonuses earned and paid under Adagio’s annual bonus program based on actual performance levels during the 2024 performance year.
Narrative to the Summary Compensation Table
We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
The Compensation Committee of our Board determines our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer, which is recommended by our Board. Based on those discussions and its discretion, the Compensation Committee then, without members of management present, discusses and ultimately approves the compensation of our executive officers. In 2024, the Compensation Committee retained Willis Towers Watson, a compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program and our non-executive director compensation program.
There are three main components to our executive compensation program: base salary, annual performance bonuses and equity incentive compensation. Mr. Usen’s present base salary was established in his December 2024 offer letter, which is further described below under “—Agreements with NEOs.”
Annual Performance Bonuses
Each of our executive officers is eligible to receive an annual cash performance bonus under our annual incentive compensation program. Under our 2024 annual incentive compensation programs, each of our named executive officers was eligible to receive a cash incentive payment equal to (1) his or her target incentive, as a percentage of annual base salary, multiplied by (2) the percentage achievement of certain 2024 corporate goals established by our Compensation Committee in its sole discretion, and approved by our Board, subject to the named executive officer remaining employed by us through the payment date.
Mr. Usen was not eligible for a bonus in 2024. Olav Bergheim’s target incentive was set at 80% of his annual base salary, Hakon Bergheim’s at 50% of his annual base salary, and Mr. Dahldorf’s at 50% of his annual base salary. No formal corporate performance goals were established for 2024; instead, the Compensation Committee exercised discretion in evaluating overall Company performance and individual contributions. Each named executive’s cash bonus payment for 2024 was paid in the first quarter of 2025, and is reflected in the “Summary Compensation Table for the Fiscal Years Ended December 31, 2024, and 2023” above.
As a result of the Company’s overall below-target performance in 2024, the bonus amounts paid to eligible executive officers were lower than their respective target opportunities.
Equity Incentive Compensation
Our common stock, par value $0.0001 per share (the “Common Stock”), began trading on a post-Business Combination basis on the Nasdaq Capital Market on August 1, 2024. Upon consummation of the Business Combination, we issued certain stock options in substitution for options to purchase Legacy Adagio stock. During the remainder of 2024, we granted no equity incentive compensation awards to our named executive officers (or any other employees or directors), but in early 2025, we granted stock options to Mr. Usen and Olav Bergheim pursuant to their employment offer and consulting agreements, respectively, as further described below under “—Agreements with NEOs.”
Going forward, in order to secure our senior management team for the long term and to focus their decision-making to positively impact long-term stockholder value, we expect to grant additional equity incentive awards to our executives, principally if not entirely in the form of stock options.

Benefits Plans
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance, life insurance, accidental death and dismemberment insurance, short-and long-term disability insurance and a tax-qualified Section 401(k) plan for which no match is provided. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We maintain a 401(k) retirement savings plan for the benefit of employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code (the “Code”) and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (“Roth”) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including its named executive officers, any other retirement benefits, including without limitation any tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Outstanding Equity Awards as of December 31, 2024
The following table provides information regarding equity incentive awards (consisting solely of stock options) held by our named executive officers as of December 31, 2024.

	Option Awards(1)
Name	Grant Date(1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Hakon Bergheim	12/18/2018	1,000	—	9.78	12/11/2028	—	—

(1)
Represents options granted in connection with the completion of the Business Combination, where each issued, outstanding and unexercised option to purchase Legacy Adagio common stock (“Legacy Adagio Option”) that had vested prior to the Closing with an aggregate value that exceeded the aggregate exercise price of such Legacy Adagio Option (an “In-the-Money Legacy Adagio Option”) was cancelled and extinguished in exchange for options to purchase shares of our Common Stock at an exchange ratio of 0.16681. The amount of shares of Common Stock set forth in the table above gives effect to the exchange ratio. The Grant Date reflected in the table is the grant date of the In-the-Money Legacy Adagio Option that was cancelled and extinguished in exchange for options to purchase shares of our Common Stock.

The 2024 Equity Incentive Plan
We have adopted the 2024 Equity Incentive Plan, in which our currently-employed named executive officers, other employees and directors are generally eligible to participate. The 2024 Equity Incentive Plan enables us to provide stock-based incentives that align the interests of our employees, consultants and directors with those of our stockholders by motivating our employees to achieve long-term results and rewarding them for their achievements and to attract and retain the types of employees, consultants and directors who will contribute to our long-range success.
The 2024 Equity Incentive Plan became effective upon approval by our stockholders immediately prior to the consummation of the Business Combination and will remain in effect until the tenth anniversary of its effective date, unless terminated earlier by the Board.
The 2024 Equity Incentive Plan authorizes the issuance of up to 4,472,593 shares of Common Stock (the “Initial Share Reserve”), plus an annual increase on the first day of each year beginning in 2025 and ending in (and including) 2034 equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board or the Compensation Committee (the sum of such shares of Common Stock available for issuance under the 2024 Equity Incentive Plan, the “Total Share Reserve”).
Up to the Initial Share Reserve may be issued under the 2024 Equity Incentive Plan, in the aggregate, through the exercise of incentive stock options.
No non-employee director may be granted awards, during any fiscal year, with respect to shares of Common Stock that, together with any cash fees paid to the director during the fiscal year, have a total value that exceeds $750,000 or ($1,000,000 in the fiscal year of their initial service as a non-employee director) (calculating the value of any awards based on the grant date fair value for financial reporting purposes), provided that such limitation shall be applied without regard to awards granted to the non-employee directors during any period in which such individual was our employee or was otherwise providing services to us other than in the capacity as a non-employee director.
If any outstanding award expires or is canceled, forfeited, is settled for cash or terminated without issuance of the full number of shares of Common Stock to which the award related, then the shares subject to such award will again become available for future grant under the 2024 Equity Incentive Plan. Shares tendered in payment of the option exercise price or delivered or withheld by us to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will again become available for future grants under the 2024 Equity Incentive Plan. To the extent permitted under applicable law, awards that provide for the delivery of shares of Common Stock subsequent to the applicable grant date may be granted in excess of the Total Share Reserve if such awards provide for the forfeiture or cash settlement of such awards to the extent that insufficient shares of Common Stock remain under the Total Share Reserve at the time that shares of Common Stock would otherwise be issued in respect of such award. Notwithstanding anything to the contrary described herein, shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options shall not be available for future grants of awards under the 2024 Equity Incentive Plan. Until the termination of the 2024 Equity Incentive Plan, any shares of Common Stock repurchased by us with respect to performance stock awards or restricted stock awards at the same price paid by the holder or a lower price so that such shares of Common Stock are returned to us will again be available for awards under the 2024 Equity Incentive Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of Common Stock available for issuance under the 2024 Equity Incentive Plan. If any of the actions taken above would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code, such action will not be taken.
Generally, substitute awards shall not reduce the Total Share Reserve (other than as required by Section 422 of the Code) and, in the event that a company acquired by us or any subsidiary or with which we or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2024 Equity Incentive Plan and shall not reduce the shares of Common Stock authorized for grant under the 2024 Equity Incentive Plan; provided that awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to us or our subsidiaries immediately prior to such acquisition or combination.
Our Compensation Committee will make appropriate adjustments to these limits in the event of certain changes in our capitalization.
The 2024 Employee Stock Purchase Plan
We have adopted the Employee Stock Purchase Plan (the “ESPP”), in which our currently-employed named executive officers and other employees generally are eligible to participate. The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in Adagio in order to help eligible employees provide for their future security and to encourage them to remain in our employment.
The ESPP authorizes the issuance of up to 441,293 shares of Common Stock, plus an annual increase on the first day of each year beginning in 2025 and ending in (and including) 2034 equal to one percent (1%) of the share of Common Stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year, provided that the Board or the Compensation Committee may reduce the amount of the increase in any particular year.
We have not yet established any offerings under the ESPP.
Agreements with NEOs
We have entered into various agreements with each of our named executive officers, the material terms of which are summarized below.
In connection with his appointment as Chief Executive Officer of Adagio, we entered into an agreement with Olav Bergheim (the “Bergheim Offer Letter,”) dated July 31, 2024, pursuant to which Mr. Bergheim received an annual base salary of $600,000, paid semi-monthly in accordance with the Company’s normal payroll practice. Further, the Bergheim Offer Letter provided that Mr. Bergheim would receive (i) a sign-on bonus of $175,000, paid on the first regularly scheduled payroll date of the Company after July 31, 2024, and (ii) an annual bonus with a target amount of 80% of Mr. Bergheim’s base salary, based upon mutually agreed performance objectives and the terms and conditions of the Company’s annual bonus program in effect from time to time and subject to the consent and approval of the Company’s Compensation Committee and to the terms and conditions of the Company’s bonus program. The Bergheim Offer Letter established “at will” employment, and provided that if Mr. Bergheim’s employment was terminated for any reason, the Company would pay him, no later than thirty (30) days after the date of termination, (i) any base salary accrued but unpaid through the date of termination, and (ii) reimbursement of any expense properly incurred by him through the date of termination, subject to the terms of the Company’s reimbursement policy in effect at such time.
Mr. Bergheim resigned from his position as Chief Executive Officer and Chairman of the Board effective December 13, 2024. Mr. Bergheim agreed to remain with the Company as an independent contractor in an advisory role for a period of 12 months following his resignation (the “Advisory Period”).
In connection with the foregoing, we entered into an employment resignation and consulting agreement, dated December 13, 2024 (the “Bergheim Resignation and Consulting Agreement”), with Mr. Bergheim, pursuant to which Mr. Bergheim is or was eligible to receive: (i) cash severance in the amount of $1,200,000 paid in 12 equal monthly installments; (ii) additional cash severance in the amount of $300,000, conditioned upon the closing of a Change in Control (as defined in our 2024 Equity Incentive Plan) or the closing of an equity financing of the Company or a licensing transaction raising gross cash proceeds of a certain amount; (iii) health insurance benefits, which will terminate on the last day of the month in which the Separation Date (as defined in the Bergheim Resignation and Consulting Agreement) occurs; and (iv) reimbursement of the employer portion of COBRA premium payments during the period described in the Separation Agreement, provided Mr. Bergheim timely elects continued coverage under COBRA (collectively, the “Severance Benefits”).
In addition to the Severance Benefits, on January 13, 2025, as sole compensation for his services during the Advisory Period, Mr. Bergheim received an option to purchase 338,398 shares of Common Stock, at a per-share exercise price equal to the closing per-share trading price of the Common Stock on the date of grant.
On December 12, 2024, the Board appointed Todd Usen, to serve as Chief Executive Officer of the Company and as a Class I director of the Board, effective as of December 13, 2024, to replace Mr. Bergheim as Chief Executive Officer and to fill the vacancy on the Board resulting from Mr. Bergheim’s resignation.
In connection with his appointment as Chief Executive Officer, we entered into an agreement with Mr. Usen (the “Usen Offer Letter”), dated December 12, 2024, pursuant to which Mr. Usen is receiving an annual base salary of $500,000, paid semi-monthly in accordance with our normal payroll practice. Further, the Usen Offer Letter provides that Mr. Usen will receive (i) an annual discretionary performance and retention bonus of up to 50% of his base salary, (ii) a financing bonus in the amount of 16% of the base salary, conditioned upon the Company’s successful closing of an equity financing of the Company and/or non-equity dilutive business development transaction(s) approved by the Board raising a certain amount of gross proceeds; (iii) standard employee benefits offered to executive level employees; and (iv) relocation expenses, up to a maximum of $100,000. Additionally, as provided in the Usen Offer Letter, on February 11, 2025, Mr. Usen received an option to purchase shares of the Company’s Common Stock that represents approximately 5% of the Company’s fully diluted shares outstanding with an exercise price equal to the closing per-share trading price of the Common Stock on the date of grant.

Pursuant to the Usen Offer Letter, if we terminate Mr. Usen’s employment without “Cause” or if Mr. Usen terminates his employment for “Good Reason” (each as defined in the Usen Offer Letter, a “Qualifying Termination”), he will be entitled to (i) continued payment of his base salary for 12 months and (ii) a prorated amount of the bonus he would have received had he remained employed with us. If however the Qualifying Termination occurs during the period beginning three (3) months before and ending twelve (12) months after a Change in Control (as defined in the Usen Offer Letter), Mr. Usen will instead be entitled to (i) continued payment of his base salary for 18 months and (ii) a lump sum payment equal to his target annual bonus for the year of termination, prorated for the time of his employment during the applicable year. Such severance benefits are conditioned upon Mr. Usen’s execution of a general release of claims among certain other obligations.
In connection with his appointment as Chief Financial Officer of Adagio, we entered into an agreement with John Dahldorf (the “Dahldorf Offer Letter,”) dated April 18, 2023, pursuant to which Mr. Dahldorf received an annual base salary of $425,000, paid semi-monthly in accordance with the Company’s normal payroll practice. Further, the Dahldorf Offer Letter provided that Mr. Dahldorf would receive (i) an annual, discretionary bonus of up to 50% of Mr. Dahldorf’s base salary, based upon specific Company and individual milestones being met. The Dahldorf Offer Letter established “at will” employment, and provided that the Company would recommend to the Board the approval of an option grant to purchase shares of the Company’s common stock. Mr. Dahldorf resigned from his position in March 2025.
As part of our corporate restructuring announced on February 28, 2025, Hakon Bergheim, departed as our Chief Operating Officer, effective February 28, 2025. In connection with his departure, on February 28, 2025 we entered into a Separation Agreement and General Release with Mr. Bergheim (the “Separation Agreement”). The Separation Agreement provides that Ms. Bergheim will receive all unpaid wages through February 28, 2025 and payment in the amount of $80,905.25 as severance. As a condition to such severance, Mr. Bergheim provided us with a general release of claims.
On September 5, 2025, the Board appointed Deborah Kaster, our then current Chief Business Officer, to also serve as Chief Financial Officer, and designated Ms. Kaster as our principal financial officer and principal accounting officer, each effective September 5, 2025. In connection with her appointment as our Chief Financial Officer, effective as of the Kaster Effective Date, we entered into an amended and restated offer letter agreement (the “Amended Offer Letter”) with Ms. Kaster, which, among other terms, provides for an annual base salary of $366,000, per year paid semi-monthly in accordance with our normal payroll practice. Pursuant to the Amended Offer Letter, Ms. Kaster was eligible to receive a salary increase of no less than 4% upon the Company’s successful closing of an equity financing approved by the Board raising gross cash proceeds of at least $5 million, which such financing occurred in October 2025. Further, the Amended Offer Letter provides that Ms. Kaster will receive (i) an annual discretionary performance and retention bonus of up to 40% of her base salary and (ii) standard employee benefits offered to executive level employees. Further, in April 2025 the Company granted Ms. Kaster options to purchase 819,000 shares of the Company’s common stock. Pursuant to the terms of the Amended Offer Letter, such options will vest as follows: (i) options to purchase 728,000 shares of the Company’s common stock (the “Time-Based Option”) shall vest generally subject to Ms. Kaster’s continued employment over a four-year period, whereby twenty-five percent (25%) of Ms. Kaster Time-Based Option shares will vest on April 1, 2026, with the remaining shares subject to the Time-Based Option vesting in thirty-six (36) equal monthly installments thereafter, in each case generally subject to Ms. Kaster’s continued employment with the Company through the applicable vesting dates, and (ii) the remaining options to purchase 91,000 shares of the Company’s common stock will vest immediately at the time of the consummation of a Change in Control, within the meaning of the Company’s 2024 Equity Incentive Plan, that results in total consideration to the Company’s stockholders of more than $250,000,000, generally subject to continued employment through the consummation of such transaction.
Pursuant to the Amended Offer Letter, if the Company terminates Ms. Kaster’s employment without “Cause” or if Ms. Kaster terminates her employment for “Good Reason” (each as defined in the Amended Offer Letter, a “Qualifying Termination”), she will be entitled to (i) continued payment of her base salary for 6 months and (ii) a prorated amount of the bonus she would have received had she remained employed with the Company. If however the Qualifying Termination occurs during the period beginning three (3) months before and ending twelve (12) months after a Change in Control, Ms. Kaster will instead be entitled to (i) continued payment of her base salary for 12 months and (ii) a lump sum payment equal to her target annual bonus for the year of termination, prorated for the time of her employment during the applicable year. Such severance benefits are conditioned upon Ms. Kaster’s execution of a general release of claims among certain other obligations. Pursuant to the Amended Offer Letter, Ms. Kaster is be employed on an “at will” basis.
Post-Fiscal Year-End 2024 Actions
In early 2025, we granted stock options to Mr. Usen and Olav Bergheim pursuant to their employment offer and consulting agreements, respectively, as described above under the heading “—Agreements with NEOs.”
Clawback Policy
In July 2024, the Compensation Committee of our Board adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to our employees, including our named executive officers. Also, non-employee directors receive automatic grants of initial and annual stock option awards, on the date of each annual meeting of stockholders, pursuant to the non-employee director compensation policy, as further described under the heading, “Director Compensation— Non-Employee Director Compensation Program” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

Non-Employee Director Compensation
Non-Employee Director Compensation Program
The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board, which was adopted in March 2025 after consultation with Willis Towers Watson.
Each non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:
•	each chair of our Audit, Compensation and Nominating and Corporate Governance committees receives an additional annual retainer of $20,000, $13,000 and $10,000, respectively; and
•	each other non-chair member of our Audit, Compensation and Nominating and Corporate Governance committees receives an additional annual retainer of $10,000, $7,000 and $5,000, respectively.
These retainers are payable in arrears in four equal quarterly installments, with payments made in the month following the end of each quarter. Payments are prorated for any partial periods of service. Fees paid to our non-employee directors for 2024, as described below under “—Non-Employee Director Compensation Table”, were paid in 2025 and prorated for services provided between July 31, 2024 (the Closing Date of the Business Combination) and December 31, 2024 in amounts consistent with the cash compensation amounts described above. Our non-employee directors did not receive compensation in respect of the earlier portion of 2024.
In addition, non-employee directors, when first appointed to the Board, other than the chairperson of the Board, are eligible to receive an initial option to purchase 90,000 shares of our common stock. The shares subject to each such stock option will vest in equal monthly installments over a three-year period, generally subject to the director’s continued service as a director. Further, on the date of each annual meeting of stockholders, each non-employee director, other than the chairperson of the Board, who continues to serve as a non-employee member on our Board will receive an option to purchase 30,000 shares of our common stock. The shares subject to each such stock option will vest in equal monthly installments over a one-year period, generally subject to the director’s continued service as a director. In addition, a chairperson, when first appointed to the Board is eligible to receive an initial option to purchase 300,000 shares of our common stock. The shares subject to each such stock option will vest in equal monthly installments over a three-year period, generally subject to the chairperson’s continued service as a director. Moreover, on the date of each annual meeting of stockholders, if the chairperson continues to serve as the chairperson of our Board, the chairperson will receive an option to purchase 100,000 shares of our common stock. The shares subject to each such stock option will vest in equal monthly installments over a one-year period, generally subject to the chairperson’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Vested stock options will be exercisable during any period of service to the Company and for one-year thereafter; provided, that no stock option shall be exercisable more than ten years after the date of the stock option grant. Upon the adoption of the non-employee director compensation policy described above, in March 2025, our then current non-employee directors were granted initial stock options consistent with those available to non-employee directors first appointed to the Board, with vesting service commencing from July 31, 2024.
This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

Non-Employee Director Compensation Table
The following table sets forth information for the year ended December 31, 2024, regarding the compensation awarded to or earned by our non-employee directors. The Company granted no option awards to non-employee directors in 2024 and the non-employee directors held no equity compensation awards as of December 31, 2024. Mr. Usen is not included in the table below, as he was an employee and received no additional compensation for his service as director. As a named executive officer, the compensation received by Mr. Usen is shown above in “Executive Compensation—Summary Compensation Table for the Fiscal Years Ended December 31, 2024, and 2023.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
James L. Cox	11,250	—	11,250
Sandra Gardiner	15,000	—	15,000
Keyvan Mirsaeedi-Farahani	12,500	—	12,500
Shahram Moaddeb(1)	15,750	—	15,750
Orly Mishan	13,000	—	13,000
Timothy Moran	14,250	—	14,250

(1)	Shahram Moaddeb resigned from our Board, effective January 1, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the actual beneficial ownership of Common Stock as of October 24, 2025, by:
•	each director and nominee for director;
•	each of the Company’s named executive officers;
•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares Common Stock; and
•	all current executive officers and directors of the Company as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on 21,179,637 shares of Common Stock issued and outstanding as of October 24, 2025. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owners(1)	Number of Shares	%
Current Executive Officers and Directors
James L. Cox(2)	440,698	2.04
Deborah Kaster	—	*
Sandra Gardiner(3)	40,000	*
Keyvan Mirsaeedi-Farahani(4)	52,770	*
Orly Mishan(5)	133,333	*
Timothy Moran(6)	40,000	*
Todd Usen	455,141	2.10
All current directors and executive officers as a group (seven individuals)	1,161,942	5.20
Former Executive Officers
John Dahldorf	—	*
Hakon Bergheim	7,539	*
Olav Bergheim(7)	360,479	1.68
Five Percent Holders
Entities affiliated with Perceptive Advisors LLC(8)	15,321,655	57.55
Alyeska Master Fund, L.P.(9)	2,221,975	9.99
Armistice Capital Master Fund Ltd.(10)	2,350,678	9.99
Entities affiliated with RA Capital Management, L.P.(11)	1,200,000	5.36
Entities affiliated with Sio Capital Management, LLC(12)	1,288,461	6.08
Entities affiliated with ADAR1, Capital Management LLC(13)	1,205,447	5.69

*	Less than 1%
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,179,637 shares outstanding on October 24, 2025, adjusted as required by rules promulgated by the SEC. The business address of each beneficial owner unless otherwise stated is 26051 Merit Cir #102, Laguna Hills, CA 92653.

(2)	Consists of (a) 36,698 shares of common stock and (b) 404,000 shares of common stock issuable upon exercise of options exercisable within 60 days of October 24, 2025.

(3)	Consists of 40,000 shares of common stock issuable upon exercise of options exercisable within 60 days of October 24, 2025.
(4)	Consists of 12,770 shares of common stock and (b) 40,000 shares of common stock issuable upon exercise of options exercisable within 60 days of October 24, 2025.
(5)	Consists of 133,333 shares of common stock issuable upon exercise of options exercisable within 60 days of October 24, 2025.
(6)	Consists of 40,000 shares of common stock issuable upon exercise of options exercisable within 60 days of October 24, 2025.
(7)
Consists of (a) 22,081 shares of common stock held by Micro NV LLC and (b) 338,398 shares of common stock issuable upon exercise of options held by Olav Bergheim exercisable within 60 days of October 24, 2025. Olav Bergheim is the current President of Micro NV LLC and, as such, has voting and investment discretion over the shares held by Micro NV LLC.

(8)
Consists of (i) 9,675,684 shares of Common Stock directly held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”), (ii) warrants directly held by the Master Fund exercisable into 5,445,069 shares of Common Stock, and (iii) 200,902 shares of Common Stock directly held by C2 Life Sciences LLC (“C2”). Such amounts do not include (i) pre-funded warrants, purchased in the 2025 PIPE Financing (as defined below) (“Pre-Funded Warrants”), exercisable into 2,190,496 shares of Common Stock and (ii) Milestone Warrants (as defined below) exercisable into 4,034,997 shares of Common Stock, in each case held by Master Fund. The Pre-Funded Warrants and the Milestone Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the Master Fund from exercising that portion of the Pre-Funded Warrants and/or the Milestone Warrants, as applicable, that would result in the Master Fund and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the applicable beneficial ownership limitation. Perceptive Advisors LLC (the “Advisor”) serves as the investment manager of the Master Fund and C2. Joseph Edelman serves as the managing member of the Advisor. Accordingly, the Advisor and Mr. Edelman have voting and investment discretion with respect to, and may be deemed to beneficially own, the shares of Common Stock and warrants held of record by the Master Fund and C2. The Advisor does not directly hold any shares of Common Stock or warrants. The principal business address of each of these persons and entities is 51 Astor Place, 10th Floor, New York, NY 10003. The ownership percentages reported are based on the sum of: (i) 21,179,637 outstanding shares of Common Stock as of October 24, 2025, and (ii) 5,445,069 shares of Common Stock issuable upon the exercise of warrants.

(9)
Consists of (i) 1,159,615 shares of Common Stock and (ii) Milestone Warrants exercisable into 1,062,360 shares of Common Stock , in each case held by Alyeska Master Fund, L.P. The Milestone Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts Alyeska Master Fund, L.P. from exercising that portion of the Milestone Warrants that would result in Alyeska Master Fund, L.P. and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601. The ownership percentages reported are based on the sum of: (i) 21,179,637 outstanding shares of Common Stock as of October 24, 2025, and (ii) 1,062,360 shares of Common Stock issuable upon the exercise of warrants.

(10)
Consists of (i) Pre-Funded Warrants exercisable into 1,030,822 shares of Common Stock and (ii) Milestone Warrants exercisable into 1,898,820 shares of Common Stock, in each case held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Armistice Master Fund”). The Pre-Funded Warrants and the Milestone Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the Armistice Master Fund from exercising that portion of the Pre-Funded Warrants and/or the Milestone Warrants, as applicable, that would result in the Armistice Master Fund and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the applicable beneficial ownership limitation. The securities are directly held by the Armistice Master Fund, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”) as the investment manager of the Armistice Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The ownership percentages reported are based on the sum of: (i) 21,179,637 outstanding shares of Common Stock as of October 24, 2025, and (ii) 2,350,678 shares of Common Stock issuable upon the exercise of warrants.

(11)
Consists of (i) warrants held directly by RA Capital Healthcare Fund, L.P. (“RA Capital Fund”) that are exercisable for an aggregate of up to 1,140,000 shares of Common Stock and (ii) warrants held directly by RA Capital Nexus Fund II, L.P. (“Nexus Fund II”) that are exercisable for an aggregate of up to 60,000 shares of Common Stock. RA Capital Healthcare Fund GP, LLC is the general partner of RA Capital Fund and RA Capital Nexus Fund II GP, LLC is the general partner of Nexus Fund II. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for each of RA Capital Fund and Nexus Fund II and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of Adagio held by RA Capital Fund or Nexus Fund II. Each of RA Capital Fund and Nexus Fund II has delegated to RA Capital Management, L.P. (“RA Capital”) the sole power to vote and the sole power to dispose of all securities held in its portfolio, including the shares of Common Stock reported herein. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of the Issuer beneficially owned by RA Capital. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116. The ownership percentages reported are based on the sum of: (i) 21,179,637 outstanding shares of Common Stock as of October 24, 2025, and (ii) 1,200,000 shares of Common Stock issuable upon the exercise of warrants.

(12)
Consists of (i) 191,845 shares of common stock held by Compass Offshore SAV II PCC Limited (“Compass Offshore”), (ii) 287,788 shares of common stock held by Compass SAV II (“Compass SAV”), (iii) 345,311 shares of common stock held by Sio Partners Offshore LTD (“Sio Offshore”), and (iv) 463,517 shares of common stock held by Sio Partners, LP (“Sio Partners”). Such amounts do not include Milestone Warrants exercisable into (i) 353,400 shares of Common Stock held by Compass Offshore, (ii) 530,142 shares of Common Stock held by Compass SAV, (iii) 636,120 shares of Common Stock held by Sio Offshore and (iv) 853,869 shares of Common Stock held by Sio Partners. The Milestone Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the holder from exercising that portion of the Milestone Warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the applicable beneficial ownership limitation. Sio Capital Management, LLC (“Sio Management”) is the investment manager of Sio Partners, Sio Offshore, Compass SAV, and Compass Offshore, and Michael Castor is the sole owner and Managing Member of Sio Management. Sio Management and Mr. Castor may be deemed to beneficially own the securities held by Sio Partners, Sio Offshore, Compass SAV, and Compass Offshore. Sio GP LLC is the General Partner of Sio Partners. Each of Sio Capital Management LLC, Sio GP LLC and Michael Castor disclaims beneficial ownership over the securities held of record by stockholders, except to the extent of its or his pecuniary interest therein. The business address of each of the foregoing entities and persons is c/o Sio Capital Management, LLC, 600 Third Avenue, 2nd Floor, New York, NY 10016.

(13)
Consists of (i) 1,054,697 shares of common stock held by ADAR1 Partners, LP (“ADAR1 LP”) and (ii) 150,750 shares of common stock held by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 (“Spearhead”). Such amounts do not include Milestone Warrants exercisable into (i) 1,858,470 shares of Common Stock held by ADAR1 Partners, LP and (ii) 277,707 shares of Common Stock held by Spearhead. The Milestone Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the holder from exercising that portion of the Milestone Warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the applicable beneficial ownership limitation. As the investment manager of ADAR1 LP and as the sub-advisor of Spearhead, ADAR1 Capital Management, LLC, or ADAR1, may be deemed to indirectly beneficially own securities held by ADAR1 LP and Spearhead. Mr. Daniel Schneeberger is the Manager of ADAR1 and may be deemed to indirectly beneficially own securities held by ADAR1 LP and Spearhead. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2024.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	19,427,241(1)	2.45(2)	2,568,881(3)
Equity compensation plans not approved by security holders(4)	3,000,300	2.26	2,999,700
Total	22,427,541	2.43	5,568,581

(1)	Consists of shares underlying options and restricted stock units granted pursuant to our 2020 Equity Incentive Plan and 2020 Stock Incentive Plan.
(2)
The weighted-average exercise price includes 4,631,935 shares included in column a that are issuable upon vesting of restricted stock units which have no exercise price. The weighted average exercise price of the outstanding options was $3.22 per share as of December 31, 2024.

(3)
Includes our 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2020 Stock Incentive Plan automatically increases on January 1 of each year, continuing through and including January 1, 2030 by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 10,247,165 shares of common stock that are available for issuance under the 2020 Stock Incentive Plan on January 1, 2025, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2020 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2030 by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 724,000 shares of common stock that are available for issuance under the 2020 Employee Stock Purchase Plan on January 1, 2025, which is not reflected in the table above. 235,363 shares have been issued under the 2020 Employee Stock Purchase Plan as of December 31, 2024.

(4)	Represents securities underlying our 2023 Inducement Plan, as amended.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risks, costs, and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.
The Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.
Certain Related Person Transactions
The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
2025 PIPE Financing
On October 14, 2025, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) whereby the Company issues and sold to the Purchasers in a private placement (the “2025 Pipe Financing”): (i) 9,792,506 shares of our common stock, par value $0.0001 (the “Shares”), or pre-funded warrants to purchase shares of Common Stock in lieu thereof, and (ii) accompanying (a) Tranche A Warrants to purchase an aggregate of 6,012,943 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Tranche A Warrants”), Tranche B Warrants to purchase an aggregate of 6,012,943 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Tranche B Warrants”) and Tranche C Warrants to purchase an aggregate of 6,012,943 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Tranche C Warrants” and, together with the Tranche A and Tranche B Warrants, the “Milestone Warrants”), for aggregate gross proceeds of approximately $19 million (excluding up to approximately $31 million of aggregate gross proceeds that may be received in the future upon the cash exercise in full of the Milestone Warrants), before deducting placement agent fees and other expenses payable by the Company. Each Share and each pre-funded warrant sold pursuant to the Securities Purchase Agreement will be accompanied by one Tranche A Warrant, one Tranche B Warrant and one Tranche C Warrant. The combined purchase price of each Share and accompanying Milestone Warrants was $1.9403 and the combined purchase price of each pre-funded warrant and accompanying Milestone Warrants was $1.9402.
The table below sets for the aggregate number of shares of our common stock and pre-funded warrants to purchase shares of our common stock issued to our related parties in the 2025 Pipe Financing:

Name	Shares of common stock (#)	Pre-funded warrants (#)	Milestone Warrants (#)	Aggregate purchase price ($)
Entities affiliated with Perceptive Advisors LLC	—	2,190,496	4,034,997	4,250,000.34
Alyeska Master Fund, L.P.	1,159,615	—	2,136,177	2,250,000.98
Armistice Capital Master Fund Ltd.	—	1,030,822	1,898,820	2,000,000.84
Entities affiliated with Sio Capital Management, LLC	1,288,461	—	2,373,531	2,500,000.88
Entities affiliated with ADAR1, Capital Management LLC	1,159,614	—	2,136,177	2,249,999.04

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated October 14, 2025, with the Purchasers (the “PIPE Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Milestone Warrants no later than the 45th day following the date of the PIPE Registration Rights Agreement (the “Filing Deadline”), and to use reasonable best efforts to have the registration statement declared effective within a specified period after the Filing Deadline. Certain cash penalties will apply to the Company in the event of registration failures, as described in the PIPE Registration Rights Agreement.
2024 PIPE Financing
Pursuant to amended and restated subscription agreements, dated July 31, 2024 (the “Subscription Agreements”), by and among the Company, ARYA and, certain investors (the “2024 PIPE Investors”), the 2024 PIPE Investors committed financing valued at approximately $64,500,000 (the “2024 PIPE Financing”). The 2024 PIPE Financing is comprised of: (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares of ARYA in the open market for $2,500,000 and not to redeem such shares prior to the Closing Date; (ii) commitments by certain investors that were shareholders of ARYA not to redeem approximately 247,700 Class A ordinary shares of ARYA; (iii) agreements to subscribe for and purchase on the Closing Date approximately 1,036,666 shares of Common Stock and approximately 1,440,000 warrants and 670,000 pre-funded warrants for an aggregate purchase price of approximately $12,000,000; (iv) the contribution of $29,500,000 of convertible promissory notes to Legacy Adagio and any interest that has been accruing and will remain unpaid thereon prior to the Closing Date pursuant to the terms of the Subscription Agreement executed by Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive PIPE Investor”); and (v) an additional cash investment by the Perceptive PIPE Investor of approximately $15,875,568.
Convertible Security Financing
In connection with the Business Combination, certain investors (“Convert Investors”) executed a securities purchase agreement, dated February 13, 2024, with ListCo (the “Convertible Security Subscription Agreement”), pursuant to which we issued on the Closing Date to the Convert Investors $20.0 million of 13% senior secured convertible notes (the “Convertible Notes”), which will be convertible into shares of Common Stock at a conversion price of $10.00 per share, subject to adjustment, and warrants (the “Convert Warrants”), each Convert Warrant being exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Convertible Security Financing”). Such $20,000,000 of financing in the form of Convertible Notes included the conversion of a $7.0 million convertible promissory note of Legacy Adagio (the “2024 Bridge Financing Note”) concurrently issued pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor,

Legacy Adagio and ListCo (the “2024 Bridge Financing Note Subscription Agreement”), into a Convertible Note and Convert Warrants on the Closing Date. The Convertible Notes have a maturity of three years and nine months after the Closing Date and interest will be payable in cash or compound as additional principal outstanding. On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Note and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Note converted into $7,000,000 in aggregate principal amount Convertible Note and 525,000 Convert Warrants on the same terms as the other Convert Investors that executed the Convertible Security Subscription Agreement.
Investor Rights Agreement
On February 13, 2024, ARYA, ListCo, and the other parties thereto, entered into that certain Investor Rights Agreement (“the Investor Rights Agreement”) pursuant to which, among other things, certain stockholders and investors were granted certain customary registration rights. Further, subject to customary exceptions set forth in the Investor Rights Agreement, the shares of Common Stock beneficially owned or owned of record by ARYA Sciences Holdings IV, a Cayman Islands exempted company (the “Sponsor”), certain officers and directors of ARYA and Adagio Medical, Inc., and certain other holders (including any shares of Common Stock issued pursuant to the Business Combination Agreement or the 2024 PIPE Financing) will be subject to a lock-up period beginning on the Closing Date until the date that is the earlier of (i) 365 days following the Closing Date (or six months after the Closing Date for certain holders) or (ii) the first date subsequent to the Closing Date with respect to which the closing price of the shares of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, the Sponsor, each holder of Class B ordinary shares of ARYA (together with the Sponsor, the “Class B Shareholders”), including ARYA’s directors and officers (together with the Class B Shareholders, the “Insiders”), Adagio and Legacy Adagio entered into a letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, (i) each of the Insiders and ARYA agreed to terminate the lock-up provisions contained in that certain Letter Agreement, dated as of February 25, 2021 between ARYA, the Sponsor and the other parties thereto, and to replace such lock-up provisions with the transfer restrictions included in the Investor Rights Agreement and (ii) the Sponsor agreed that 1,147,500 shares of Common Stock issued to the Sponsor will be subject to the vesting of the 1,147,500 shares of Common Stock, which will vest if, after the Closing Date, the share price of the Common Stock exceeds $24.00 per share.
Adagio Stockholder Transaction Support Agreements
Pursuant to the Business Combination Agreement, certain stockholders of Legacy Adagio entered into transaction support agreements with ARYA and Legacy Adagio, pursuant to which such stockholders of Legacy Adagio agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination.
Convert Registration Rights Agreement
In connection with the closing of the Convertible Security Financing, Adagio and the Convert Investors entered into a registration rights agreement, dated as of July 31, 2024 (the “Convert Registration Rights Agreement”), pursuant to which we are required to file a registration statement on Form S-3 or, if not available, Form S-1 (the “Convert Registration Statement”) with the SEC to register for resale all of the Registrable Securities (as defined in the Convert Registration Rights Agreement), as soon as practicable, but in no event later than 45 calendar days after the Closing Date. In the event that the number of shares registered for resale under the Convert Registration Statement is insufficient to cover all of the Registrable Securities (as defined in the Convert Registration Rights Agreement), we will amend the Convert Registration Statement or file with the SEC a new registration statement to cover at least the Required Registration Amount (as defined in the Convert Registration Rights Agreement) as of the trading day immediately preceding the date of the filing of such amendment or new registration statement, as soon as practicable, but in any event not later than 15 days after the necessity therefor arises.
If we fail to file the Convert Registration Statement when required, fails to obtain effectiveness by SEC when required or fails to maintain the effectiveness of the Convert Registration Statement pursuant to the terms of

Section 2(e) of the Convert Registration Rights Agreement, then as partial relief for the damages to any holder by reason of any such delay in or reduction of, its ability to sell the underlying shares of Common Stock, we will be required to pay each holder of Registrable Securities (as defined in the Convert Registration Rights Agreement) relating to such Convert Registration Statement an amount equal to one percent of such Convert Investor’s original principal amount according to the timelines laid out in Section 2(e) of the Convert Registration Rights Agreement.
The foregoing descriptions of the Convert Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is incorporated herein by reference.
Indemnification Agreements
Our Charter provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions.
We also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in those agreements.
Family Relationships
Olav Bergheim, our former Chief Executive Officer and Chairman of the Board, is father to Hakon Bergheim, our former Chief Operating Officer. There are no family relationships among any of our current directors or executive officers.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2026 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2026 proxy statement, any such stockholder proposals must be submitted in writing no later than July 6, 2026, to 26051 Merit Circle, Suite 102 Laguna Hills, CA, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 25 days or delayed by more than 25 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than August 17, 2026 and no later than September 16, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced by more than 25 days or delayed by more than 25 days from the anniversary of the 2025 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company.
In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Adagio’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.
Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to the Corporate Secretary of the Company at 26051 Merit Circle, Suite 102 Laguna Hills, CA. A courtesy copy should also be submitted by email to ir@adagiomedical.com.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to investors section of our website at investors.adagiomedical.com and click on “SEC Filings” under the “FINANCIAL INFORMATION” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Adagio Medical Holdings, Inc. by mail at 26051 Merit Circle, Suite 102, Laguna Hills, CA, by telephone at (949) 348-1188, or by email at ir@adagiomedical.com.

OTHER MATTERS
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Deborah Kaster
Deborah Kaster
Chief Financial Officer and Chief Business Officer
November 4, 2025

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 14, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80963-P39353

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADAGIO MEDICAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR each nominee:

	For	Withhold
1a. Todd Usen	☐	☐
1b. James L. Cox, M.D.	☐	☐

The Board of Directors recommends you vote for the following proposal:

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of WithumSmith+Brown, PC as the independent registered public accounting firm of the Company for the year ending December 31, 2025.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V80964-P39353

ADAGIO MEDICAL HOLDINGS, INC.
Annual Meeting of Stockholders
December 15, 2025 10:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) acknowledge(s) receipt of the Notice of the 2025 Annual Meeting of Stockholders of Adagio Medical Holdings, Inc. and the Proxy Statement and hereby appoint(s) Todd Usen and Deborah Kaster, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of Common Stock of Adagio Medical Holdings, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Monday, December 15, 2025, which will be a virtual stockholder meeting through which you can listen to the meeting and vote online at www.virtualshareholdermeeting.com/ADGM2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

(Continued and to be marked, dated and signed, on the other side)